UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2004

HEALTHAXIS INC.

(Exact name of registrant as specified in charter)

Pennsylvania	0-13591	23-2214195
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5215 N. O’Connor Blvd., 800 Central Tower, Irving, Texas 75039
(Address of principal executive offices)

(972) 443-5000
(Registrant’s telephone number, including area code)

Item 5. Other Events

     On May 12, 2004, Healthaxis Inc. (the “Company”) signed an agreement with its four Series A Convertible Preferred Stock shareholders, Brown Simpson Partners I, Ltd., LB I Group, Inc., OTAPE LLC and the Pennsylvania State University, to amend and restate the terms of all outstanding shares of the Company’s Series A Convertible Preferred Stock, which is the only preferred stock that the Company currently has outstanding. Under the terms of the agreement and several related forms of agreement, the new preferred stock would be convertible into an aggregate of 3,850,000 shares of the Company’s common stock and the preferred shareholders would also receive warrants to purchase up to an aggregate of 1,000,000 shares of common stock. The warrants would have a term of 5 years and an exercise price of $5.50 per share. The new preferred stock would have no liquidation preference, no voting rights except as required by law, the right to receive a nominal dividend of less than $1,000 per year in the aggregate payable to the holders of the new preferred stock and other dividends only to the extent that dividends are paid to holders of common stock, limited anti-dilution rights in the context of stock splits, stock dividends and similar transactions, and no redemption rights. However, the new preferred stock would be convertible into shares representing approximately 58% of the Company’s outstanding common stock, on an as-converted basis. This compares to the approximately 34% of the Company’s outstanding common stock, on an as-converted basis, into which the existing Series A Convertible Preferred Stock is convertible. After also including the warrants and the Company’s other common stock equivalents, the new preferred stock and warrants would be convertible into, or exercisable for, shares representing approximately 57% of the Company’s fully diluted shares. The agreement would require the Company to register the securities for resale, but would place limited restrictions on the private sale or transferability of the securities held by the preferred shareholders, and would restrict the number of shares of common stock into which the new preferred stock or warrants may be sold in the public markets below a price of $3.50 per share. The proposed transactions are subject to certain conditions, including approval by the holders of the Company’s common stock. Further details of the proposed transactions will be contained in a proxy statement to be filed by the Company with the Securities and Exchange Commission seeking common shareholder approval.

     On May 12, 2004, the Company issued a press release including disclosure regarding the agreement with its four Series A Convertible Preferred Stock shareholders as well as other business matters. A copy of the press release is attached hereto as Exhibit 99.1.

Item 12. Results of Operations and Financial Condition

     Healthaxis Inc. has reported its 1st quarter 2004 financial results. The Company’s press release dated May 12, 2004 including the announcement of the results as well as other business matters is attached hereto as Exhibit 99.1. This information is being furnished pursuant to the requirements of Item 12 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2004

HEALTHAXIS INC.
By:	/s/ JAMES W. MCLANE
James W. McLane
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 12, 2004.